Provident Financial Services, Inc. Announces Increased Second Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, July 31, 2015 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $21.8 million, or $0.35 per basic and diluted share for the three months ended June 30, 2015, compared to net income of $16.4 million, or $0.28 per basic and diluted share for the three months ended June 30, 2014. For the six months ended June 30, 2015, the Company reported net income of $41.6 million, or $0.66 per basic and diluted share, compared to net income of $33.4 million, or $0.57 per basic and diluted share for the same period last year.
Earnings for the three and six months ended June 30, 2015 were driven by year-over-year growth in both average loans outstanding and average non-interest bearing deposits, growth in non-interest income and further improvement in asset quality. These factors helped mitigate the impact of compression in the net interest margin.
During the three and six months ended June 30, 2015 and 2014, the Company incurred non-recurring items associated with the April 1, 2015 acquisition of The MDE Group and the equity interests of Acertus Capital Management, LLC (collectively “MDE”), and the May 30, 2014 acquisition of Team Capital Bank (“Team Capital”). The prior year periods were further impacted by a non-cash charge resulting from the recognition of a pro rata portion of unrealized losses related to lump sum distributions from the Company's frozen pension plan. Excluding these non-recurring items, core earnings(1) for the three and six months ended June 30, 2015 were $22.0 million, or $0.35 per diluted share, and $41.8 million, or $0.67 per diluted share, respectively, compared to $18.3 million, or $0.31 per diluted share, and $35.4 million, or $0.61 per diluted share for the three and six months ended June 30, 2014, respectively.
Christopher Martin, Chairman, President and Chief Executive Officer, commented: “Our strong second quarter performance was bolstered by solid loan growth, as well as an increase in wealth management revenues from our recently completed acquisition of MDE. Further increases in fee income drove record revenues for the quarter, and asset quality metrics also continued to improve.” Martin continued: “Notwithstanding an increase in our level of non-interest bearing deposits, margin pressure continued as we contend with the current low level of market rates and position our balance sheet for an eventual rising rate environment.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.16 per common share payable on August 28, 2015, to stockholders of record as of the close of business on August 14, 2015.
Balance Sheet Summary
Total assets increased $228.0 million to $8.75 billion at June 30, 2015, from $8.52 billion at December 31, 2014, primarily due to a $222.8 million increase in total loans and a $28.5 million increase in intangible assets, partially offset by a $32.5 million decrease in total investments.
The Company’s loan portfolio increased $222.8 million, or 3.7%, to $6.31 billion at June 30, 2015, from $6.09 billion at December 31, 2014. Loan originations totaled $1.27 billion and loan purchases totaled $49.8 million for the six months ended June 30, 2015. The loan portfolio had net increases of $128.7 million in multi-family mortgage loans, $80.2 million in construction loans and $44.6 million in commercial mortgage loans, partially offset by net decreases of $21.6 million in consumer loans, $7.6 million in commercial loans and $1.5 million in residential mortgage loans. Commercial real estate, commercial and construction loans represented 70.8% of the loan portfolio at June 30, 2015, compared to 69.4% at December 31, 2014.
At June 30, 2015, the Company’s unfunded loan commitments totaled $1.22 billion, including commitments of $528.7 million in commercial loans, $256.3 million in construction loans and $123.3 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2014 and June 30, 2014 were $1.21 billion and $1.13 billion, respectively.
Total investments decreased $32.5 million, or 2.0%, to $1.58 billion at June 30, 2015, from $1.61 billion at December 31, 2014, largely due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities, partially offset by purchases of mortgage-backed and municipal securities.
For the six months ended June 30, 2015, intangible assets increased $28.5 million, primarily related to the acquisition of MDE, partially offset by scheduled amortization.
Total deposits increased $21.7 million during the six months ended June 30, 2015, to $5.81 billion. Total core deposits, which consist of savings and demand deposit accounts, increased $51.4 million to $5.02 billion at June 30, 2015, while time deposits decreased $29.8 million to $795.9 million at June 30, 2015. The increase in core deposits was largely attributable to growth in non-interest bearing demand deposits, which increased $92.4 million to $1.14 billion at June 30, 2015. The increase in non-interest bearing demand deposits was partially offset by a $23.4 million decrease in interest bearing demand deposits, a $10.3 million decrease in money market deposits and a $7.2 million decrease in savings deposits. Core deposits represented 86.3% of total deposits at June 30, 2015, compared to 85.7% at December 31, 2014.
Borrowed funds increased $174.7 million, or 11.6% during the six months ended June 30, 2015, to $1.68 billion. Borrowed funds represented 19.2% of total assets at June 30, 2015, an increase from 17.7% at December 31, 2014.
Stockholders’ equity increased $23.0 million, or 2.0% for the six months ended June 30, 2015, to $1.17 billion, due to net income earned for the period, partially offset by dividends paid to stockholders and a decrease in unrealized gains on securities available for sale. Common stock repurchases made in connection with withholding to cover income taxes on stock-based compensation for the six months ended June 30, 2015 totaled 105,735 shares at an average cost of $18.27 per share. At June 30, 2015, 3.3 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at June 30, 2015 were $17.88 and $11.25, respectively, compared with $17.63 and $11.40, respectively, at December 31, 2014. The decrease in tangible book value per share at June 30, 2015, compared to December 31, 2014, was due to an increase in goodwill and other intangibles related to the acquisition of MDE.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended June 30, 2015, net interest income increased $4.3 million to $61.7 million, from $57.4 million for the same period in 2014. Net interest income for the six months ended June 30, 2015, increased $11.0 million, to $123.6 million, from $112.6 million for the same period in 2014. The improvement in net interest income for the comparative periods was due to growth in average loans outstanding resulting from loans acquired from Team Capital and organic originations and increases in average non-interest bearing demand deposits, partially offset by period-over-period compression in the net interest margin.
The Company’s net interest margin decreased 7 basis points to 3.17% for the quarter ended June 30, 2015, from 3.24% for the trailing quarter. The weighted average yield on interest-earning assets decreased 7 basis points to 3.71% for the quarter ended June 30, 2015, compared with 3.78% for the quarter ended March 31, 2015. The weighted average cost of interest-bearing liabilities for the quarter ended June 30, 2015 was 0.67%, unchanged from the trailing quarter. The average cost of interest bearing deposits for the quarter ended June 30, 2015 was 0.31%, unchanged from the quarter ended March 31, 2015. Average non-interest bearing demand deposits totaled $1.10 billion for the quarter ended June 30, 2015, compared with $1.05 billion for the quarter ended March 31, 2015. The average cost of borrowed funds for the quarter ended June 30, 2015 was 1.77%, compared with 1.82% for the trailing quarter.
The net interest margin decreased 7 basis points to 3.17% for the quarter ended June 30, 2015, compared with 3.24% for the quarter ended June 30, 2014. The weighted average yield on interest-earning assets decreased 10 basis points to 3.71% for the quarter ended June 30, 2015, compared with 3.81% for the quarter ended June 30, 2014, while the weighted average cost of interest bearing liabilities decreased 2 basis points to 0.67% for the quarter ended June 30, 2015, compared with 0.69% for the second quarter of 2014. The average cost of interest bearing deposits for the quarter ended June 30, 2015 was 0.31%, compared with 0.33% for the same period last year. Average non-interest bearing demand deposits totaled $1.10 billion for the quarter ended June 30, 2015, compared with $913.9 million for the quarter ended June 30, 2014. The average cost of borrowed funds for the quarter ended June 30, 2015 was 1.77%, compared with 1.97% for the same period last year.
For the six months ended June 30, 2015, the net interest margin decreased 5 basis points to 3.20%, compared with 3.25% for the six months ended June 30, 2014. The weighted average yield on interest earning assets declined 8 basis points to 3.74% for the six months ended June 30, 2015, compared with 3.82% for the six months ended June 30, 2014, while the weighted average cost of interest bearing liabilities decreased 2 basis points to 0.67% for the six months ended June 30, 2015, compared with 0.69% for the six months ended June 30, 2014. The average cost of interest bearing deposits for the six months ended June 30, 2015 was 0.31%, compared with 0.34% for the same period last year. Average non-interest bearing demand deposits totaled $1.08 billion for the six months ended June 30, 2015, compared with $888.0 million for the six months ended June 30, 2014. The average cost of borrowings for the six months ended June 30, 2015 was 1.80%, compared with 1.92% for the same period last year.
Non-Interest Income
Non-interest income totaled $16.9 million for the quarter ended June 30, 2015, an increase of $6.6 million, or 64.1%, compared to the same period in 2014. Wealth management income increased $2.6 million, to $5.1 million for the three months ended June 30, 2015, compared to $2.5 million for the same period in 2014. The increase in wealth management income was primarily attributable to fees earned from assets under management acquired in the MDE transaction. Fee income increased $2.1 million to $7.2 million, from $5.1 million for the three months ended June 30, 2014, largely due to a $1.1 million increase in commercial loan prepayment fee income, a $428,000 increase in ATM and debit card revenue and a $405,000 increase in overdraft fees. Other income increased $1.7 million for the three months ended June 30, 2015, compared to the same period in 2014, primarily due to $2.1 million of net fees from loan level interest rate swap transactions executed during the current quarter, partially offset by a non-recurring $486,000 net gain on the prepayment of FHLB borrowings acquired from Team Capital which was recognized in the quarter ended June 30, 2014. In addition, net gains on securities transactions increased $533,000 for the three months ended June 30, 2015, compared to the same period in 2014.
For the six months ended June 30, 2015, non-interest income totaled $27.2 million, an increase of $8.8 million, or 47.7%, compared to the same period in 2014. Fee income increased $3.4 million to $13.2 million for the six months ended June 30, 2015, compared with the same period in 2014, largely due to a $2.1 million increase in prepayment fees on commercial loans, a $583,000 increase in ATM and debit card revenue and a $482,000 increase in overdraft fees. Wealth management income increased $3.1 million to $7.7 million for the six months ended June 30, 2015, largely due to $2.4 million of fees resulting from the MDE acquisition, combined with $660,000 of increased fee income from the Company's existing wealth business. Also contributing to the increase in non-interest income, other income increased $1.7 million for the six months ended June 30, 2015, compared with the same period in 2014, primarily due to $2.3 million of fees recognized on loan level interest rate swaps, partially offset by a non-recurring $486,000 net gain recognized on the prepayment of FHLB borrowings acquired from Team Capital in the prior year period. Net gains on securities transactions for the six months ended June 30, 2015 increased $885,000 compared to the same period in 2014.
Non-Interest Expense
For the three months ended June 30, 2015, non-interest expense increased $2.4 million to $46.1 million, compared to the three months ended June 30, 2014. Net occupancy costs increased $954,000, to $6.6 million for the quarter ended June 30, 2015, compared to same quarter in 2014, due to additional costs related to facilities acquired from Team Capital and increased depreciation expense. Compensation and benefits expense increased $833,000 to $24.4 million for the three months ended June 30, 2015, compared to the three months ended June 30, 2014, largely due to a $2.1 million increase in salary expense primarily associated with the addition of former MDE and Team Capital employees for the full quarter of 2015, along with higher salary expense resulting from annual merit increases. The increase in salary expense was partially offset by a decrease in severance and retention expense related to the Team Capital acquisition in the prior year quarter, a decrease in stock-based compensation and a reduction in pension expense resulting from the $1.3 million lump-sum pension distribution made to vested terminated employees in the second quarter of 2014. In addition, amortization of intangibles increased $605,000 to $1.1 million for quarter ended June 30, 2015, compared to $519,000 for the same period in 2014, principally due to an increase in the core deposit intangible amortization related to the Team Capital acquisition and an increase in the customer relationship intangible amortization related to the acquisition of MDE. Data processing expense increased $398,000 to $3.2 million for the three months ended June 30, 2015, compared to $2.8 million for the same period in 2014, principally due to increases in software maintenance costs and telecommunication expenses. Partially offsetting these increases in non-interest expense, other operating expenses decreased $770,000 to $8.2 million for the three months ended June 30, 2015, compared to $9.0 million for the same period in 2014. This decrease was largely due to $1.7 million of non-recurring professional services and customer communication costs related to the Team Capital acquisition incurred in the second quarter of 2014, partially offset by $413,000 of non-recurring professional services costs associated with the MDE transaction in the quarter ended June 30, 2015, and an increase in non-performing asset related expenses.
The Company’s annualized core non-interest expense as a percentage of average assets(1) was 2.12% for the quarter ended June 30, 2015, compared with 2.06% for the same period in 2014. The efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income)(1) was 58.14% for the quarter ended June 30, 2015, compared with 59.84% for the same period in 2014.
Non-interest expense for the six months ended June 30, 2015 was $89.6 million, an increase of $7.7 million from the six months ended June 30, 2014. Compensation and benefits expense increased $3.6 million to $48.6 million for the six months ended June 30, 2015, compared to the six months ended June 30, 2014, due to increased salary expense associated with new employees from both Team Capital and MDE and additional salary expense associated with annual merit increases, partially offset by lower stock based compensation, severance and pension costs. Net occupancy costs increased $2.0 million, to $13.7 million for the six months ended June 30, 2015, compared to same period in 2014, principally due to additional facilities costs related to Team Capital and increased depreciation expense. The amortization of intangibles increased $1.2 million for the six months ended June 30, 2015, compared with the same period in 2014, primarily due to increases in both the core deposit intangible and customer relationship intangible amortization related to the Team Capital and MDE acquisitions, respectively. In addition, data processing expense increased $628,000 to $6.2 million for the six months ended June 30, 2015, compared to $5.6 million for the same period in 2014, principally due to increased software maintenance costs and telecommunication expenses.
Asset Quality
The Company’s total non-performing loans at June 30, 2015 were $46.1 million, or 0.73% of total loans, compared with $50.9 million, or 0.83% of total loans at March 31, 2015, and $65.4 million, or 1.11% of total loans at June 30, 2014. The $4.8 million decrease in non-performing loans at June 30, 2015, compared with the trailing quarter, was due to a $5.0 million decrease in non-performing residential mortgages, a $763,000 decrease in non-performing commercial mortgage loans and a $230,000 decrease in non-performing commercial loans, partially offset by a $607,000 increase in non-performing consumer loans and a $526,000 increase in non-performing multi-family loans. At June 30, 2015, impaired loans totaled $83.0 million with related specific reserves of $2.7 million, compared with impaired loans totaling $90.8 million with related specific reserves of $6.7 million at March 31, 2015. At June 30, 2014, impaired loans totaled $93.8 million with related specific reserves of $8.5 million. Non-performing loans do not include purchased credit impaired ("PCI") loans acquired from Team Capital. At June 30, 2015, PCI loans totaled $3.8 million, compared to $4.3 million at March 31, 2015.
At June 30, 2015, the Company’s allowance for loan losses was 0.95% of total loans, a decrease from 1.00% at March 31, 2015, and a decrease from 1.08% of total loans at June 30, 2014. The decline in this loan coverage ratio from the quarter ended June 30, 2014, was largely the result of an overall improvement in asset quality, including continued declines in non-performing and delinquent loans. The Company recorded provisions for loan losses of $1.1 million and $1.7 million for the three and six months ended June 30, 2015, respectively, compared with provisions of $1.5 million and $1.9 million for the three and six months ended June 30, 2014, respectively. For the three and six months ended June 30, 2015, the Company had net charge-offs of $2.6 million and $3.8 million, respectively, compared with net charge-offs of $1.0 million and $2.7 million, respectively, for the same periods in 2014. The allowance for loan losses decreased $2.1 million to $59.6 million at June 30, 2015, from $61.7 million at December 31, 2014.
At June 30, 2015, the Company held $8.1 million of foreclosed assets, compared with $5.1 million at December 31, 2014. Foreclosed assets at June 30, 2015 consisted of $5.4 million of residential real estate and $2.7 million of commercial real estate. Total non-performing assets at June 30, 2015 declined $4.8 million, or 8.1%, to $54.2 million, or 0.62% of total assets, from $59.0 million, or 0.69% of total assets at December 31, 2014.
Income Tax Expense
For the three and six months ended June 30, 2015, the Company’s income tax expense was $9.6 million and $18.0 million, respectively, compared with $6.2 million and $13.9 million, for the three and six months ended June 30, 2014, respectively. The increase in income tax expense was a function of growth in pre-tax income for the three and six months ended June 30, 2015. The Company’s effective tax rates were 30.6% and 30.2% for the three and six months ended June 30, 2015, respectively, compared with 27.5% and 29.4% for the three and six months ended June 30, 2014, respectively, as a greater proportion of income was derived from taxable sources in the current year periods.
About the Company
Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. The Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, July 31, 2015 regarding highlights of the Company’s second quarter financial results. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, or supplemented by its quarterly reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Core earnings, tangible book value per share, return on average tangible equity, annualized core non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes on pages 9 and 10 which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2015 (Unaudited) and December 31, 2014
(Dollars in Thousands)

Assets	June 30, 2015	December 31, 2014

Cash and due from banks	$102,346	$102,484
Short-term investments	2,386	1,278
Total cash and cash equivalents	104,732	103,762

Securities available for sale, at fair value	1,031,325	1,074,395
Investment securities held to maturity (fair value of $476,792 at June 30, 2015 (unaudited) and $482,473 at December 31, 2014)	471,984	469,528
Federal Home Loan Bank Stock	77,892	69,789
Loans	6,308,353	6,085,505
Less allowance for loan losses	59,624	61,734
Net loans	6,248,729	6,023,771
Foreclosed assets, net	8,088	5,098
Banking premises and equipment, net	91,380	92,990
Accrued interest receivable	25,628	25,228
Intangible assets	432,879	404,422
Bank-owned life insurance	180,377	177,712
Other assets	78,400	76,682
Total assets	$8,751,414	$8,523,377

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,030,152	$3,971,487
Savings deposits	988,131	995,347
Certificates of deposit of $100,000 or more	350,004	342,072
Other time deposits	445,934	483,617
Total deposits	5,814,221	5,792,523
Mortgage escrow deposits	25,970	21,649
Borrowed funds	1,684,574	1,509,851
Other liabilities	59,525	55,255
Total liabilities	7,584,290	7,379,278

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 65,287,831 outstanding at June 30, 2015 and 64,905,905 outstanding at December 31, 2014	832	832
Additional paid-in capital	998,096	995,053
Retained earnings	485,577	465,276
Accumulated other comprehensive (loss) income	(1,463)	29
Treasury stock	(271,904)	(271,779)
Unallocated common stock held by the Employee Stock Ownership Plan	(44,014)	(45,312)
Common Stock acquired by the Directors' Deferred Fee Plan	(6,899)	(7,113)
Deferred Compensation - Directors' Deferred Fee Plan	6,899	7,113
Total stockholders' equity	1,167,124	1,144,099
Total liabilities and stockholders' equity	$8,751,414	$8,523,377

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Six Months Ended June 30, 2015 and 2014 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Interest income:
Real estate secured loans	$43,594	$40,381	$86,883	$78,933
Commercial loans	13,669	11,548	27,108	22,095
Consumer loans	5,794	5,869	11,588	11,531
Securities available for sale and Federal Home Loan Bank stock	5,735	6,663	12,036	13,745
Investment securities held to maturity	3,386	2,906	6,782	5,576
Deposits, federal funds sold and other short-term investments	10	19	22	29
Total interest income	72,188	67,386	144,419	131,909

Interest expense:
Deposits	3,624	3,687	7,212	7,425
Borrowed funds	6,890	6,298	13,605	11,882
Total interest expense	10,514	9,985	20,817	19,307
Net interest income	61,674	57,401	123,602	112,602
Provision for loan losses	1,100	1,500	1,700	1,900
Net interest income after provision for loan losses	60,574	55,901	121,902	110,702

Non-interest income:
Fees	7,181	5,074	13,235	9,876
Wealth management income	5,097	2,545	7,655	4,598
Bank-owned life insurance	1,317	1,577	2,665	2,879
Net gain (loss) on securities transactions	643	110	645	(240)
Other income	2,704	1,021	3,045	1,330
Total non-interest income	16,942	10,327	27,245	18,443

Non-interest expense:
Compensation and employee benefits	24,414	23,581	48,615	44,974
Net occupancy expense	6,577	5,623	13,749	11,712
Data processing expense	3,159	2,761	6,186	5,558
FDIC Insurance	1,272	1,144	2,490	2,280
Amortization of intangibles	1,124	519	2,051	802
Advertising and promotion expense	1,381	1,081	2,142	2,146
Other operating expenses	8,192	8,962	14,323	14,389
Total non-interest expense	46,119	43,671	89,556	81,861
Income before income tax expense	31,397	22,557	59,591	47,284
Income tax expense	9,601	6,206	17,993	13,904
Net income	$21,796	$16,351	$41,598	$33,380

Basic earnings per share	$0.35	$0.28	$0.66	$0.57
Average basic shares outstanding	62,894,213	59,147,241	62,784,655	58,263,052

Diluted earnings per share	$0.35	$0.28	$0.66	$0.57
Average diluted shares outstanding	63,044,965	59,269,262	62,943,563	58,403,753

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
STATEMENTS OF INCOME:
Net interest income	$61,674	$57,401	$123,602	$112,602
Provision for loan losses	1,100	1,500	1,700	1,900
Non-interest income	16,942	10,327	27,245	18,443
Non-interest expense	46,119	43,671	89,556	81,861
Income before income tax expense	31,397	22,557	59,591	47,284
Net income	21,796	16,351	41,598	33,380
Diluted earnings per share	$0.35	$0.28	$0.66	$0.57
Interest rate spread	3.04%	3.12%	3.07%	3.13%
Net interest margin	3.17%	3.24%	3.20%	3.25%

PROFITABILITY:
Annualized return on average assets	1.01%	0.84%	0.98%	0.88%
Annualized return on average equity	7.47%	6.16%	7.21%	6.44%
Annualized return on average tangible equity (3)	11.78%	9.49%	11.22%	9.90%
Annualized core non-interest expense to average assets (4)	2.12%	2.06%	2.10%	2.06%
Efficiency ratio (5)	58.14%	59.84%	59.09%	60.00%

ASSET QUALITY:
Non-accrual loans			$46,075	$65,363
90+ and still accruing			—	—
Non-performing loans			46,075	65,363
Foreclosed assets			8,088	6,983
Non-performing assets			54,163	72,346
Non-performing loans to total loans			0.73%	1.11%
Non-performing assets to total assets			0.62%	0.86%
Allowance for loan losses			$59,624	$63,875
Allowance for loan losses to total non-performing loans			129.41%	97.72%
Allowance for loan losses to total loans			0.95%	1.08%

AVERAGE BALANCE SHEET DATA:
Assets	$8,630,079	$7,829,645	$8,570,533	$7,652,783
Loans, net	6,149,613	5,416,760	6,089,275	5,285,948
Earning assets	7,752,727	7,048,411	7,707,908	6,895,100
Core deposits	5,038,090	4,618,256	5,010,010	4,504,857
Borrowings	1,560,757	1,283,433	1,526,923	1,248,220
Interest-bearing liabilities	6,297,067	5,793,152	6,263,485	5,661,502
Stockholders' equity	1,169,641	1,064,966	1,163,394	1,044,646
Average yield on interest-earning assets	3.71%	3.81%	3.74%	3.82%
Average cost of interest-bearing liabilities	0.67%	0.69%	0.67%	0.69%

LOAN DATA:
Mortgage loans:
Residential			$1,250,988	$1,224,192
Commercial			1,740,388	1,672,319
Multi-family			1,170,917	968,242
Construction			301,328	227,433
Total mortgage loans			4,463,621	4,092,186
Commercial loans			1,256,006	1,203,199
Consumer loans			589,987	617,489
Total gross loans			6,309,614	5,912,874
Premium on purchased loans			5,543	4,380
Unearned discounts			(47)	(55)
Net deferred			(6,757)	(7,130)
Total loans			$6,308,353	$5,910,069

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Core Earnings
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net interest income	$61,674	$57,401	$123,602	$112,602
Provision for loan losses	1,100	1,500	1,700	1,900
Net interest income after provision for loan losses	60,574	55,901	121,902	110,702

Non-interest income	16,942	10,327	27,245	18,443
Less: Gain on prepayment of acquired borrowings	—	486	—	486
Core non-interest income	16,942	9,841	27,245	17,957

Non-interest expense	46,119	43,671	89,556	81,861
Less: Acquisition expense	413	2,097	413	2,195
Less: Lump sum pension distribution costs	—	1,336	—	1,336
Core non-interest expense	45,706	40,238	89,143	78,330

Income taxes	9,601	6,206	17,993	13,904
Income tax effect of non-core items	166	959	166	999
Core earnings	$22,043	$18,339	$41,845	$35,426
Core diluted earnings per share	$0.35	$0.31	$0.67	$0.61

(2) Book and Tangible Book Value per Share
			At June 30,
			2015	2014
Total stockholders' equity			$1,167,124	$1,121,391
Less: total intangible assets			432,879	405,685
Total tangible stockholders' equity			$734,245	$715,706

Shares outstanding			65,287,831	64,888,489

Book value per share (total stockholders' equity/shares outstanding)			$17.88	$17.28
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$11.25	$11.03

(3) Return on Average Tangible Equity
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Total average stockholders' equity	$1,169,641	$1,064,966	$1,163,394	$1,044,646
Less: total average intangible assets	427,378	373,644	415,799	365,036
Total average tangible stockholders' equity	$742,263	$691,322	$747,595	$679,610

Net income	$21,796	$16,351	$41,598	$33,380
Annualized return on average tangible equity (net income/total average stockholders' equity)	11.78%	9.49%	11.22%	9.90%

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - Continued (Dollars in Thousands, except share data)

(4) Annualized Core Non-Interest Expense/Average Assets Calculation
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014		2015	2014

Annualized core non-interest expense	$183,326	$161,394	150,757	$179,764	$157,958
Average assets	8,630,079	7,829,645	7,218,296	8,570,533	7,652,783
Core non-interest expense/average assets	2.12%	2.06%		2.10%	2.06%

(5) Efficiency Ratio Calculation
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014		2015	2014
Net interest income	$61,674	$57,401		$123,602	$112,602
Core non-interest income	16,942	9,841		27,245	17,957
Total core income	78,616	67,242		150,847	130,559

Core non-interest expense	45,706	40,238		89,143	78,330
Core expense/core income	58.14%	59.84%		59.09%	60.00%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2015			March 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$17,374	$10	0.25%	$18,842	$12	0.25%
Federal funds sold and other short-term investments	1,512	—	0.03%	1,149	—	0.03%
Investment securities (1)	473,954	3,386	2.86%	473,374	3,396	2.87%
Securities available for sale	1,037,516	5,036	1.94%	1,071,853	5,437	2.03%
Federal Home Loan Bank stock	72,758	699	3.85%	69,109	864	5.07%
Net loans: (2)
Total mortgage loans	4,326,843	43,594	4.01%	4,210,152	43,289	4.11%
Total commercial loans	1,228,062	13,669	4.44%	1,212,557	13,439	4.46%
Total consumer loans	594,708	5,794	3.90%	605,556	5,794	3.88%
Total net loans	6,149,613	63,057	4.08%	6,028,265	62,522	4.16%
Total Interest-Earning Assets	$7,752,727	$72,188	3.71%	$7,662,592	$72,231	3.78%

Non-Interest Earning Assets:
Cash and due from banks	78,868			76,024
Other assets	798,484			771,710
Total Assets	$8,630,079			$8,510,326

Interest-Bearing Liabilities:
Demand deposits	$2,953,559	$1,993	0.27%	$2,944,909	$1,912	0.26%
Savings deposits	988,415	259	0.11%	982,592	245	0.10%
Time deposits	794,336	1,372	0.69%	809,314	1,431	0.72%
Total Deposits	4,736,310	3,624	0.31%	4,736,815	3,588	0.31%

Borrowed funds	1,560,757	6,890	1.77%	1,492,714	6,715	1.82%
Total Interest-Bearing Liabilities	6,297,067	10,514	0.67%	6,229,529	10,303	0.67%

Non-Interest Bearing Liabilities	1,163,371			1,123,719
Total Liabilities	7,460,438			7,353,248
Stockholders' equity	1,169,641			1,157,078
Total Liabilities and Stockholders' Equity	$8,630,079			$8,510,326

Net interest income		$61,674			$61,928

Net interest rate spread			3.04%			3.11%
Net interest-earning assets	$1,455,660			$1,433,063

Net interest margin (3)			3.17%			3.24%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.23x			1.23x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	6/30/15	3/31/15	12/31/14	09/30/14	6/30/14
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	2.28%	2.38%	2.35%	2.32%	2.35%
Net loans	4.08%	4.16%	4.27%	4.30%	4.25%
Total interest-earning assets	3.71%	3.78%	3.85%	3.86%	3.81%

Interest-Bearing Liabilities:
Total deposits	0.31%	0.31%	0.32%	0.34%	0.33%
Total borrowings	1.77%	1.82%	1.81%	1.87%	1.97%
Total interest-bearing liabilities	0.67%	0.67%	0.67%	0.68%	0.69%

Interest rate spread	3.04%	3.11%	3.18%	3.18%	3.12%
Net interest margin	3.17%	3.24%	3.30%	3.30%	3.24%

Ratio of interest-earning assets to interest-bearing liabilities	1.23x	1.23x	1.22x	1.22x	1.22x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2015			June 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$18,103	$22	0.25%	$23,857	$29	0.25%
Federal funds sold and other short term investments	1,331	—	0.03%	1,320	—	0.02%
Investment securities (1)	473,665	6,782	2.86%	377,237	5,576	2.96%
Securities available for sale	1,054,590	10,474	1.99%	1,145,943	12,576	2.20%
Federal Home Loan Bank stock	70,944	1,562	4.44%	60,795	1,169	3.88%
Net loans: (2)
Total mortgage loans	4,268,820	86,883	4.06%	3,740,450	78,933	4.21%
Total commercial loans	1,220,353	27,108	4.45%	965,132	22,095	4.58%
Total consumer loans	600,102	11,588	3.89%	580,366	11,531	4.01%
Total net loans	6,089,275	125,579	4.12%	5,285,948	112,559	4.25%
Total Interest-Earning Assets	$7,707,908	$144,419	3.74%	$6,895,100	$131,909	3.82%

Non-Interest Earning Assets:
Cash and due from banks	77,454			67,029
Other assets	785,171			690,654
Total Assets	$8,570,533			$7,652,783

Interest-Bearing Liabilities:
Demand deposits	$2,949,258	$3,904	0.27%	$2,680,946	$3,581	0.27%
Savings deposits	985,520	504	0.10%	935,888	439	0.09%
Time deposits	801,784	2,804	0.70%	796,448	3,405	0.86%
Total Deposits	4,736,562	7,212	0.31%	4,413,282	7,425	0.34%
Borrowed funds	1,526,923	13,605	1.80%	1,248,220	11,882	1.92%
Total Interest-Bearing Liabilities	$6,263,485	$20,817	0.67%	$5,661,502	$19,307	0.69%

Non-Interest Bearing Liabilities	1,143,654			946,635
Total Liabilities	7,407,139			6,608,137
Stockholders' equity	1,163,394			1,044,646
Total Liabilities and Stockholders' Equity	$8,570,533			$7,652,783

Net interest income		$123,602			$112,602

Net interest rate spread			3.07%			3.13%
Net interest-earning assets	$1,444,423			$1,233,598

Net interest margin (3)			3.20%			3.25%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.23x			1.22x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	6/30/15	6/30/14	6/30/13
Interest-Earning Assets:
Securities	2.33%	2.41%	2.20%
Net loans	4.12%	4.25%	4.45%
Total interest-earning assets	3.74%	3.82%	3.89%

Interest-Bearing Liabilities:
Total deposits	0.31%	0.34%	0.43%
Total borrowings	1.80%	1.92%	2.13%
Total interest-bearing liabilities	0.67%	0.69%	0.69%

Interest rate spread	3.07%	3.13%	3.20%
Net interest margin	3.20%	3.25%	3.32%

Ratio of interest-earning assets to interest-bearing liabilities	1.23x	1.22x	1.21x